Exhibit 99.1

Marchex Reports Fourth Quarter and Full Year 2012 Financial Results

Mobile, Call-Driven Business Poised for Increased Growth in 2013

SEATTLE – February 27, 2013 Marchex, Inc. (NASDAQ: MCHX), today reported its results for the quarter and the full year ended December 31, 2012.

Fourth Quarter 2012 Consolidated Financial Results:

•	Revenue was $34.0 million for the fourth quarter of 2012, compared to $39.0 million for the same period of 2011.

•

GAAP net loss applicable to common stockholders was $34.7 million for the fourth quarter of 2012 or $1.02 per diluted share, which includes the effect of an estimated pre-tax $16.7 million non-cash impairment charge based on the preliminary results of the company’s goodwill impairment tests and a non-cash charge to income tax expense of $16.4 million to establish a valuation allowance on certain deferred tax assets. Marchex began segmenting its Archeo financial results this quarter and the goodwill amounts allocated to Archeo initiated the non-cash goodwill charge. This compares to GAAP net income applicable to common stockholders of $920,000 or $0.03 per diluted share for the same period of 2011. The fourth quarter 2012 results included non-cash stock-based compensation expense of $3.3 million, compared to non-cash stock-based compensation expense of $3.7 million for the same period in 2011.

•

We provide a reconciliation of GAAP diluted EPS to Adjusted Non-GAAP EPS in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures. Adjusted non-GAAP EPS for the fourth quarter 2012 was $0.05, compared to $0.08 for the same period in 2011.

•

Adjusted operating income before amortization was $2.6 million for the fourth quarter of 2012, compared to $5.5 million for the same period of 2011. A reconciliation of non-GAAP adjusted operating income before amortization to GAAP operating income (loss) is included in the financial tables attached to this release.

•

Adjusted EBITDA was $3.5 million in the fourth quarter of 2012, compared to $6.5 million for the same period of 2011. A reconciliation of adjusted EBITDA to GAAP net cash provided by operating activities is included in the financial tables attached to this release.

Full Year 2012 Consolidated Financial Results

•	Revenue for the year ended December 31, 2012 was $138.3 million, compared to $146.7 million in 2011.

•

GAAP net loss applicable to common stockholders was $35.9 million or $1.05 per diluted share for 2012. As discussed in the summary of the fourth quarter 2012 consolidated financial results, this includes the effect of the $16.7 million non-cash pre-tax goodwill impairment and the $16.4 non-cash tax expense. This compares to GAAP net income applicable to common stockholders of $2.7 million or $0.08 per diluted share in 2011.

•

A reconciliation is provided of GAAP diluted EPS to Adjusted Non-GAAP EPS in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures. Adjusted non-GAAP EPS for 2012 was $0.25, compared to $0.30 in 2011.

•

Adjusted operating income before amortization was $13.4 million for 2012, compared to $19.1 million in 2011. A reconciliation of non-GAAP adjusted operating income before amortization to GAAP operating income (loss) is included in the financial tables attached to this release.

•

Adjusted EBITDA was $17.2 million for 2012, compared to $23.1 million in 2011. A reconciliation of adjusted EBITDA to GAAP net cash provided by operating activities is included in the financial tables attached to this release.

“We feel good about our progress in the fourth quarter, especially as it relates to building momentum for 2013 and beyond,” said Russell C. Horowitz, Marchex Chairman and CEO. “We are seeing several trends emerge that we believe benefit Marchex, including more businesses embracing mobile advertising for the first time, and businesses who have tested mobile advertising now focusing on driving performance in their ad campaigns.”

General Highlights:

1.	Call-Driven and other related Revenues: For the fourth quarter of 2012, revenue was $28.5 million, which was impacted during the fourth quarter due to damage from Hurricane Sandy and the resulting reduced call volume and telecommunication systems disruption.

2.	Archeo Non-Call-Driven Revenues: For the fourth quarter, revenue was $5.5 million, which was stable with the prior quarter. Archeo non-Call-Driven products include Marchex’s domain and directory assets, pay-per-click and reputation management products.

3.	During the fourth quarter, Marchex sold a small number of domains that yielded $863,000, bringing the total for the full year 2012 to $6.3 million.

4.	During the fourth quarter, Marchex purchased 22,000 shares of its outstanding Class B common stock for a total price of $87,000. This brings Marchex’s total shares repurchased under its stock repurchase program to 11.3 million shares, or 30% of its outstanding common stock.

5.	In November 2012, Marchex announced that its board of directors has authorized management to pursue the separation of its business into two distinct, publicly traded entities. Upon closing of the proposed tax-free spin-off transaction, Marchex’s existing shareholders would hold interests in: (1) Marchex, a pure-play mobile advertising company focused on calls; and (2) Archeo, Inc. (“Archeo”), a premium domain and advertising marketplace. For more information on this proposed transaction, please see the press release available at www.marchex.com/archeo.

6.	Marchex is in the process of completing its goodwill and intangible asset impairment test and deferred tax valuation allowance analysis. These preliminary non-cash charge estimates, and the related tax impact, may change. Accordingly, fourth quarter 2012 and full year 2012 GAAP operating results included in this press release are preliminary and subject to change. GAAP operating results will be included in the Marchex’s annual report on Form 10-K. The tax valuation allowance reflects the company’s assessment of whether the deferred tax assets will be more likely than not realizable in the future, but has no effect on the company’s ability to utilize deferred tax assets, such as loss carryforwards and tax credits, to reduce future cash tax payments.

Marchex Guidance:

The following forward-looking statements reflect Marchex’s expectations as of February 27, 2013. Marchex anticipates providing updates upon completion of the spin-off.

Financial guidance for the fiscal year ending December 31, 2013:

Revenue:	$144 million to $148 million

Adjusted Operating Income Before Amortization:	more than $10 million

Adjusted EBITDA:	Estimated add-backs of approximately $4 million in additional depreciation and amortization to adjusted operating income before amortization, implying an adjusted EBITDA of more than $14 million

For Call Driven Revenue, the company is forecasting a range of $125 million to $128 million.

2013 GAAP income (loss) from operations is expected to be ($4.5) million or better, assuming stock-based compensation between $9 million and $11 million and amortization of intangible assets from acquisitions between $3 million and $3.5 million. This estimate excludes any prospective gain or loss on sales and disposals of intangible assets or costs related to the separation of Archeo.

Financial guidance for the First Quarter ending March 31, 2013:

Revenue:	More than $35 million

Adjusted Operating Income Before Amortization:	More than $1.1 million

Adjusted EBITDA:	Estimated add-backs of approximately $900,000 in additional depreciation and amortization to adjusted operating income before amortization, implying an adjusted EBITDA of $2.0 million

For Call Driven Revenue, the company is forecasting more than $30 million.

First quarter GAAP income (loss) from operations is expected to be ($4.1) million or better, assuming stock-based compensation between $3 million and $4 million and amortization of intangible assets from acquisitions between $0.8 million and $1.2 million. This estimate excludes any prospective gain or loss on sales and disposals of intangible assets. In the short-term, the above estimates for our measures of profitability may be impacted further by the timing of investments and costs related to the separation of Archeo.

“In the fourth quarter, we saw modest impact from reduced call volume and telecommunication systems disruption from the damage caused by Hurricane Sandy,” said Mike Arends, Chief Financial Officer. “Excluding the impact, we continued to make progress adding new advertisers and publishers and believe we have set a strong foundation for growth in our call business in 2013. We expect meaningful momentum from our call-driven products based on current opportunities and are continuing our ramp in people, products and customers to accommodate these planned increases. As we move forward, we anticipate call-driven revenues, Adjusted OIBA and EBITDA will see sequential increases as the year progresses. Over the long term, we continue to believe Marchex can deliver significant annual growth rates in revenue with EBITDA margins capturing additional efficiencies beyond current levels.”

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. ET on Wednesday, February 27, 2013 to discuss its fourth quarter and year ended December 31, 2012 financial results, and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of the Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location, beginning two hours after completion of the call.

About Marchex

Marchex, Inc. delivers customer calls to businesses and analyzes those calls so companies can get the most out of their mobile advertising.

Marchex supports its customers through a unique technology platform that has three primary components: (1) Call Analytics, which powers all of our advertising solutions, and allows partners to leverage data and insights that accurately measure the performance of mobile, online and offline call advertising; (2) Digital Call Marketplace, which annually connects millions of consumer calls to our advertisers from a range of mobile and online sources on a Pay For Call basis; and (3) Local Leads, a white-labeled, full service digital advertising solution for small business resellers that drives quality phone calls and other leads to their small business advertisers.

On November 1, 2012, Marchex announced its intention to pursue separation of its business into two distinct, publicly-traded entities. Upon completion of the proposed tax-free spin-off transaction, Marchex’s existing shareholders would hold interests in: (1) Marchex, a pure play mobile advertising company focused on calls, and (2) Archeo, Inc., a premium domain and advertising marketplace. The spin-off is expected to be completed in 2013.

Marchex is based in Seattle. To learn more, please visit www.marchex.com/products.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. In addition, there are certain risks and uncertainties relating to our announced spin-off transaction which contemplates a separation of our mobile and call advertising business and our domain and advertising marketplace business, including, but not limited to, the impact and possible disruption to our operations, the timing and certainty of completing the transaction, the high costs in connection with the spin-off which we would not be able to recoup if the spin-off is not consummated, the expectation that the spin-off will be tax-free, revenue and growth expectations for the two independent companies following the spin-off, unanticipated developments that may delay or negatively impact the spin-off, and the ability of each business to operate as an independent entity upon completion of the spin-off. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of February 27, 2013 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA, Revenue with Domain Sales, Adjusted OIBA and EBITDA with Domain Sales and Adjusted non-GAAP EPS.

OIBA represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of intangible assets from acquisitions. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA, which excludes any gain/loss on sales and disposals of intangible assets for each asset, acquisition and separation related costs and impairment of goodwill as these items are not indicative of Marchex’s recurring core operating results. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses or gain/loss such as stock-based compensation, amortization of intangible assets from acquisitions, acquisition and separation related costs, impairment of goodwill, and gain/loss on sales and disposals of intangible assets. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, stock compensation expense, acquisition and separation related costs, impairment of goodwill, and gain/loss on sales and disposals of intangible assets. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations. In conjunction with the anticipated spin-off, Marchex has also presented Revenue with Domain Sales, Adjusted OIBA and EBITDA with Domain Sales. Revenue with Domain Sales represents revenue plus sales proceeds from the sale of intangible domain assets and Adjusted OIBA and EBITDA with Domain Sales includes the above descriptions of Adjusted OIBA and EBITDA plus the gain/loss on sales and disposals of intangible assets. It is anticipated upon completion of the spin-off, that Archeo will further it’s domain marketplace business initiative to buy and sell domains which differs from Marchex’s historical approach to intangible asset transactions. Accordingly, it is anticipated upon Archeo fully engaging in this business initiative, sales proceeds from intangible domain assets may be presented as revenue prospectively. Financial analysts and investors may use the non-GAAP historical Revenue with Domain Sales, Adjusted OIBA and EBITDA with Domain Sales to help with comparative financial evaluation to make informed investment decisions.

Adjusted non-GAAP EPS represents Adjusted non-GAAP Net Income (loss) applicable to common stockholders divided by GAAP diluted shares outstanding. Adjusted non-GAAP Net Income (loss) applicable to common stockholders generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) amortization of intangible assets from acquisitions, (3) gain/loss on sales and disposals of intangible assets, (4) acquisition and separation related costs, (5) impairment of goodwill, (6) interest and other income (expense), (7) dividends paid to participating securities, and also excludes the effect of the tax valuation allowance. Financial analysts and investors may use Adjusted non-GAAP EPS to analyze Marchex’s financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company’s operating performance compared to that of other companies in its industry.

Marchex’s management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell

Marchex Investor Relations

Telephone: 206.331.3600

Email: ir(at)marchex.com

Or

MEDIA INQUIRIES

Sonia Krishnan

Marchex Public Relations

Telephone: 206. 331.3434

Email: skrishnan(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	December 31,
	2011	2012
Revenue	$39,023	$33,989

Expenses:
Service costs (1)	21,614	20,388
Sales and marketing (1)	4,259	2,694
Product development (1)	5,836	6,009
General and administrative (1)	5,555	5,566
Amortization of intangible assets from acquisitions	1,699	1,054
Acquisition and separation related costs	377	589

Total operating expenses	39,340	36,300
Impairment of goodwill	—	(16,739)
Gain on sales and disposals of intangible assets, net	2,309	862

Income (loss) from operations	1,992	(18,188)
Interest expense and other, net	(190)	(20)

Income (loss) before provision for income taxes	1,802	(18,208)
Income tax expense	814	16,127

Net income (loss)	988	(34,335)
Dividends paid to participating securities	(68)	(394)

Net income (loss) applicable to common stockholders	$920	$(34,729)

Basic net income (loss) per share applicable to common stockholders
Class A	$0.03	$(1.02)
Class B	$0.03	$(1.01)
Diluted net income (loss) per share applicable to Class A and Class B common stockholder	$0.03	$(1.02)
Dividends paid per share	$0.02	$0.18
Shares used to calculate basic net income (loss) per share applicable to common stockholders
Class A	9,632	9,570
Class B	24,017	24,642
Shares used to calculate diluted net income (loss) per share applicable to common stockholders
Class A	9,632	9,570
Class B	35,743	34,212
(1) Includes stock-based compensation allocated as follows:
Service costs	$367	$334
Sales and marketing	404	22
Product development	242	181
General and administrative	2,722	2,720

Total	$3,735	$3,257

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Twelve Months Ended
	December 31,
	2011	2012
Revenue	$146,726	$138,305

Expenses:
Service costs (1),(2)	81,835	80,594
Sales and marketing (1),(2)	15,434	13,671
Product development (1),(2)	22,794	23,395
General and administrative (1),(2)	22,709	22,911
Amortization of intangible assets from acquisitions	5,455	4,728
Acquisition and separation related costs	1,890	753

Total operating expenses	150,117	146,052
Impairment of goodwill	—	(16,739)
Gain on sales and disposals of intangible assets, net	9,421	6,296

Income (loss) from operations	6,030	(18,190)
Interest expense and other, net	(458)	(449)

Income (loss) before provision for income taxes	5,572	(18,639)
Income tax expense	2,613	16,557

Net income (loss)	2,959	(35,196)
Dividends paid to participating securities	(259)	(657)

Net income (loss) applicable to common stockholders	$2,700	$(35,853)

Basic net income (loss) per share applicable to common stockholders
Class A	$0.08	$(1.06)
Class B	$0.08	$(1.05)
Diluted net income (loss) per share applicable to common stockholders
Class A	$0.08	$(1.06)
Class B	$0.08	$(1.05)
Dividends paid per share	$0.08	$0.25
Shares used to calculate basic net income (loss) applicable to common stockholders
Class A	9,928	9,574
Class B	23,358	24,412
Shares used to calculate diluted net income (loss) applicable to common stockholders
Class A	9,928	9,574
Class B	35,318	33,986
(1) Includes stock-based compensation allocated as follows:
Service costs	$1,291	$1,904
Sales and marketing	1,505	2,039
Product development	1,416	1,051
General and administrative	10,931	10,702

Total	$15,143	$15,696

(2)	Certain reclassifications have been made to full year 2012 to conform to 4th quarter 2012 presentation.

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2011	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$37,443	$15,930
Accounts receivable, net	30,635	25,988
Prepaid expenses and other current assets	3,614	2,667
Refundable taxes	193	264
Deferred tax assets	2,753	830

Total current assets	74,638	45,679

Property and equipment, net	6,187	6,005
Deferred tax assets	46,310	27,677
Intangibles and other assets, net	2,191	611
Goodwill	82,644	65,815
Intangible assets from acquisitions, net	8,088	3,360

Total Assets	$220,058	$149,147

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$12,896	$12,378
Accrued expenses and other current liabilities	8,430	9,609
Deferred acquisition payments	35,214	—
Deferred revenue	1,930	2,009

Total current liabilities	58,470	23,996

Other non-current liabilities	2,580	2,216

Total Liabilities	61,050	26,212

Stockholders’ equity:
Class A common stock	99	98
Class B common stock	281	284
Treasury stock	(1,067)	(13)
Additional paid-in capital	297,465	295,532
Accumulated deficit	(137,770)	(172,966)

Total Stockholders’ Equity	159,008	122,935

Total Liabilities and Stockholders’ Equity	$220,058	$149,147

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Income (loss) from Operations to Operating Income Before Amortization (OIBA)

and Adjusted Operating Income Before Amortization (Adjusted OIBA)

(in thousands)

(unaudited)

	Three Months Ended
	December 31,
	2011	2012

Income (loss) from operations	$1,992	$(18,188)
Stock-based compensation	3,735	3,257
Amortization of intangible assets from acquisitions	1,699	1,054

Operating income before amortization (OIBA)	7,426	(13,877)
Acquisition and separation related costs	377	589
Impairment of goodwill	—	16,739
Gain on sales and disposals of intangible assets, net	(2,309)	(862)

Adjusted operating income before amortization (Adjusted OIBA)	$5,494	$2,589

	Twelve Months Ended
	December 31,
	2011	2012

Income (loss) from operations	$6,030	$(18,190)
Stock-based compensation	15,143	15,696
Amortization of intangible assets from acquisitions	5,455	4,728

Operating income before amortization (OIBA)	26,628	2,234
Acquisition and separation related costs	1,890	753
Impairment of goodwill	—	16,739
Gain on sales and disposals of intangible assets, net	(9,421)	(6,296)

Adjusted operating income before amortization (Adjusted OIBA)	$19,097	$13,430

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation from Net Cash provided by Operating Activities to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	December 31,
	2011	2012

Net cash provided by operating activities	$3,675	$4,311
Changes in asset and liabilities, net of acquisitions	1,727	(17,696)
Income tax expense	814	16,127
Acquisition and separation related costs	5	589
Interest expense and other, net	14	20
Excess tax benefits related to stock compensation	229	146

Adjusted EBITDA	$6,464	$3,497

Net cash provided by investing activities	$938	$197

Net cash used in financing activities	$(2,658)	$(24,112)

	Twelve Months Ended December 31,
	2011	2012

Net cash provided by operating activities	$16,782	$19,901

Changes in asset and liabilities, net of acquisitions	1,220	(20,580)
Income tax expense	2,613	16,557
Acquisition and separation related costs	1,518	885
Interest (income) expense and other, net	(57)	88
Excess tax benefits related to stock compensation	1,032	308

Adjusted EBITDA	$23,108	$17,159

Net cash provided by (used in) investing activities	$(10,392)	$3,320

Net cash used in financing activities	$(6,275)	$(44,734)

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP EPS to Adjusted Non-GAAP EPS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	December 31,
	2011	2012
Adjusted Non-GAAP EPS	$0.08	$0.05

Net income (loss) per Class B share applicable to common stockholders - diluted (GAAP EPS)	$0.03	$(1.02)
Shares used to calculate diluted net income (loss) per Class B share applicable to common stockholders	35,743	34,212

Net income (loss) applicable to common stockholders	$920	$(34,729)
Stock-based compensation	3,735	3,257
Acquisition and separation related costs	377	589
Impairment of goodwill	—	16,739
Amortization of intangible assets from acquisitions	1,699	1,054
Gain on sales and disposals of intangible assets, net	(2,309)	(862)
Interest expense and other, net	190	20
Dividends paid to participating securities	68	394
Tax valuation allowance	—	16,400
Estimated impact of income taxes	(1,337)	(1,184)

Adjusted Non-GAAP net income applicable to common stockholders	$3,343	$1,678

Adjusted Non-GAAP EPS	$0.08	$0.05

Shares used to calculate diluted net income (loss) per Class B share applicable to common stockholders	35,743	34,212

Weighted average stock options and common shares subject to purchase or cancellation (if applicable)	—	1,523
Weighted average common shares related to deferred acquisition payments	5,988	—

Diluted shares used to calculate Adjusted Non-GAAP EPS (1)	41,731	35,735

(1)	For the purpose of computing the number of diluted shares for non-GAAP EPS, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP EPS.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP EPS to Adjusted Non-GAAP EPS

(in thousands, except per share data)

(unaudited)

	Twelve Months Ended
	December 31,
	2011	2012

Adjusted Non-GAAP EPS	$0.30	$0.25

Net income (loss) per Class B share applicable to common stockholders - diluted (GAAP EPS)	$0.08	$(1.05)
Shares used to calculate diluted net income (loss) per Class B share applicable to common stockholders	35,318	33,986

Net income (loss) applicable to common stockholders	$2,700	$(35,853)
Stock-based compensation	15,143	15,696
Acquisition and separation related costs	1,890	753
Impairment of goodwill	—	16,739
Amortization of intangible assets from acquisitions	5,455	4,728
Gain on sales and disposals of intangible assets, net	(9,421)	(6,296)
Interest expense and other, net	458	449
Dividends paid to participating securities	259	657
Tax valuation allowance	—	16,400
Estimated impact of income taxes	(4,390)	(4,558)

Adjusted Non-GAAP net income applicable to common stockholders	$12,094	$8,715

Adjusted Non-GAAP EPS	$0.30	$0.25

Shares used to calculate diluted net income (loss) per Class B share applicable to common stockholders	35,318	33,986

Weighted average stock options and common shares subject to purchase or cancellation (if applicable)	—	1,377
Weighted average common shares related to deferred acquisition payments	4,396	—

Diluted shares used to calculate Adjusted Non-GAAP EPS (1)	39,714	35,363

(1)	For the purpose of computing the number of diluted shares for non-GAAP EPS, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP EPS.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Income (Loss) from Operations to Operating Income before Amortization (OIBA) and and Adjusted Operating Income Before Amortization (Adjusted OIBA)

	Quarter Ended					12 months ended
	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012	12/31/2011	12/31/2012

Income (loss) from operations	$1,992	$(598)	$1,088	$(492)	$(18,188)	$6,030	$(18,190)
Stock-based compensation	3,735	3,908	4,816	3,715	3,257	15,143	15,696
Amortization of intangible assets from acquisitions	1,699	1,537	1,082	1,055	1,054	5,455	4,728

Operating income before amortization (OIBA)	7,426	4,847	6,986	4,278	(13,877)	26,628	2,234
Acquisition and separation related costs	377	(132)	—	296	589	1,890	753
Impairment of goodwill	—	—	—	—	16,739	—	16,739
Gain on sales and disposals of intangible assets, net	(2,309)	(1,463)	(3,258)	(713)	(862)	(9,421)	(6,296)

Adjusted operating income before amortization (Adjusted OIBA)	$5,494	$3,252	$3,728	$3,861	$2,589	$19,097	$13,430

Reconciliation from Net Cash provided by Operating Activities to Adjusted EBITDA

	Quarter Ended					12 months ended
	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012	12/31/2011	12/31/2012

Net cash provided by operating activities	$3,675	$3,954	$7,980	$3,656	$4,311	$16,782	$19,901
Changes in asset and liabilities, net of acquisitions	1,727	302	(3,997)	811	(17,696)	1,220	(20,580)
Income tax expense (benefit)	814	(80)	577	(67)	16,127	2,613	16,557
Acquisition and separation related costs	5	—	—	296	589	1,518	885
Interest expense and other, net	14	19	21	28	20	(57)	88
Excess tax benefits related to stock compensation	229	97	23	42	146	1,032	308

Adjusted EBITDA	$6,464	$4,292	$4,604	$4,766	$3,497	$23,108	$17,159

Net cash provided by (used in) investing activities	$938	$1,194	$2,032	$(103)	$197	$(10,392)	3,320

Net cash used in financing activities	$(2,658)	$(1,296)	$(17,734)	$(1,592)	$(24,112)	$(6,275)	(44,734)

MARCHEX, INC. AND SUBSIDIARIES

Financial Summary

(in thousands)

(unaudited)

	Quarter ended					Year ended
	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012	12/31/2011	12/31/2012
Marchex - consolidated
Revenue	$39,023	$35,481	$34,013	$34,822	$33,989	$146,726	$138,305
Revenue with Domain Sales	$41,344	$36,955	$37,283	$35,535	$34,851	$156,200	$144,624
Adjusted OIBA	$5,494	$3,252	$3,728	$3,861	$2,589	$19,097	$13,430
Adjusted EBITDA	$6,464	$4,292	$4,604	$4,766	$3,497	$23,108	$17,159
Adjusted OIBA with Domain Sales	$7,803	$4,715	$6,986	$4,574	$3,451	$28,518	$19,726
Adjusted EBITDA with Domain Sales	$8,773	$5,755	$7,862	$5,479	$4,359	$32,529	$23,455

Call-Driven and Other (1)
Revenue	$28,313	$26,651	$27,497	$29,270	$28,468	$101,830	$111,886
Adjusted OIBA	$2,379	$845	$2,214	$2,773	$1,760	$7,835	$7,592
Adjusted EBITDA	$2,998	$1,546	$2,917	$3,538	$2,530	$10,308	$10,531

Archeo (1)
Revenue	$10,710	$8,830	$6,516	$5,552	$5,521	$44,896	$26,419
Revenue with Domain Sales	$13,031	$10,304	$9,786	$6,265	$6,383	$54,370	$32,738
Adjusted OIBA	$3,115	$2,407	$1,514	$1,088	$829	$11,262	$5,838
Adjusted EBITDA	$3,466	$2,746	$1,687	$1,228	$967	$12,800	$6,628
Adjusted OIBA with Domain Sales	$5,424	$3,870	$4,772	$1,801	$1,691	$20,683	$12,134
Adjusted EBITDA with Domain Sales	$5,775	$4,209	$4,945	$1,941	$1,829	$22,221	$12,924

(1)	The financial results for Call-Driven and Archeo are preliminary and have been derived from the unaudited consolidated financial statements of Marchex, Inc. for all periods presented. The unaudited Call-Driven and Archeo financial results include certain expenses of Marchex which were allocated for certain functions, including general corporate expenses related to finance, legal, information technology, human resources, shared services, insurance, employee benefits and incentives and stock-based compensation. However, these allocations may not be indicative of the actual expenses that would have incurred as two separate stand-alone entities or of the costs expected to be incurred in the future. As such, the financial results included herein may not necessarily reflect the results of operations or cash flows in the future or what the results of operations or cash flows would have been had Archeo been an independent company during the periods presented. Certain reclassifications have been made to prior quarters to conform to current period presentation.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation to Reported Financial and Non-GAAP Information

(in thousands)

(unaudited)

	Quarter ended					Year ended
	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012	12/31/2011	12/31/2012
Revenue
Consolidated - as reported	$39,023	$35,481	$34,013	$34,822	$33,989	$146,726	$138,305
Add: Domain Sales	2,321	1,474	3,270	713	862	9,474	6,319

Consolidated with Domain Sales (1)	41,344	36,955	37,283	35,535	34,851	156,200	144,624

Less: Archeo with Domain Sales (3)	13,031	10,304	9,786	6,265	6,383	54,370	32,738
Other	—	181	175	174	181	—	711

Call-Driven (3)	$28,313	$26,470	$27,322	$29,096	$28,287	$101,830	$111,175

Adjusted operating income (loss)
Consolidated - as reported	$5,494	$3,252	$3,728	$3,861	$2,589	$19,097	$13,430
Add: Gain on Domain Sales	2,309	1,463	3,258	713	862	9,421	6,296

Consolidated with Domain Sales (2)	7,803	4,715	6,986	4,574	3,451	28,518	19,726

Less: Archeo with Domain Sales (2)	5,424	3,870	4,772	1,801	1,691	20,683	12,134
Other	—	71	116	105	105	—	397

Call-Driven (3)	$2,379	$774	$2,098	$2,668	$1,655	$7,835	$7,195

Adjusted EBITDA
Consolidated - as reported	$6,464	$4,292	$4,604	$4,766	$3,497	$23,108	$17,159
Add: Gain on Domain Sales	2,309	1,463	3,258	713	862	9,421	6,296

Consolidated with Domain Sales (2)	8,773	5,755	7,862	5,479	4,359	32,529	23,455

Less: Archeo with Domain Sales (2)	5,775	4,209	4,945	1,941	1,829	22,221	12,924
Other	—	71	116	105	105	—	397

Call-Driven (3)	$2,998	$1,475	$2,801	$3,433	$2,425	$10,308	$10,134

(1)	Consolidated revenue with Domain Sales is a non-GAAP measure of financial results and includes sales proceeds from sales of intangible domain assets.
(2)	Adjusted operating income (loss), adjusted EBITDA and each with Domain Sales, are non-GAAP measures of operating results and liquidity. Adjusted OIBA and EBITDA with Domain Sales include net gains from the sales of intangible assets.
(3)	The financial results for Call-Driven and Archeo are preliminary and have been derived from the unaudited consolidated financial statements of Marchex, Inc. for all periods presented. The unaudited Call-Driven and Archeo financial results include certain expenses of Marchex which were allocated for certain functions, including general corporate expenses related to finance, legal, information technology, human resources, shared services, insurance, employee benefits and incentives and stock-based compensation. However, these allocations may not be indicative of the actual expenses that would have incurred as two separate stand-alone entities or of the costs expected to be incurred in the future. As such, the financial results included herein may not necessarily reflect the results of operations or cash flows in the future or what the results of operations or cash flows would have been had Archeo been an independent company during the periods presented. Certain reclassifications have been made to prior quarters to conform to current period presentation.